UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.       )

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American International Group, Inc.

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FOR IMMEDIATE RELEASE

Press Release	Contacts:
AIG 175 Water Street New York, NY 10038 www.aig.com	Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Daniel O’Donnell (Media): 212-770-3141; daniel.odonnell@aig.com AIG ANNOUNCES THREE NEW NOMINEES TO ITS BOARD OF DIRECTORS

Nominees represent continued refreshment of the AIG Board and bring additional insurance and investment expertise

NEW YORK, April 1, 2019 -- American International Group, Inc. (NYSE: AIG) today announced that its Board of Directors has nominated three new director candidates for election at AIG’s 2019 Annual Meeting of Shareholders. The nominees, who will join ten current directors standing for re-election, are:

•	Peter R. Porrino, former Executive Vice President and Chief Financial Officer of XL Group Ltd

•	Amy L. Schioldager, former Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc.

•	Therese M. Vaughan, former CEO of the National Association of Insurance Commissioners and the Robb B. Kelley Visiting Distinguished Professor and former Dean of the College of Business and Public Administration at Drake University

These nominations follow the January 2019 election of Thomas F. Motamed as a director. Mr. Motamed previously served as Chairman and CEO of CNA Financial Corporation and before that spent 31 years with The Chubb Corporation.

Douglas M. Steenland, Independent Chairman of the Board, said: “We are pleased to recommend these new director candidates for election at AIG’s 2019 Annual Meeting, as they each bring additional perspectives while also enhancing the Board’s insurance and investment expertise. Their nominations, along with the addition of Tom Motamed, are indicative of our continued focus on best positioning AIG to deliver long-term sustainable value for our shareholders.”

Current directors Theresa M. Stone and Ronald A. Rittenmeyer will not be standing for re-election at the 2019 Annual Meeting. Ms. Stone is retiring as she will have reached the general retirement age under AIG’s corporate governance guidelines, and Mr. Rittenmeyer has advised he will not stand for re-election given his other professional commitments.

Mr. Steenland added: “I want to thank our departing directors Terry and Ron for their service on the AIG Board. We are grateful for their many contributions.”

FOR IMMEDIATE RELEASE

About the New Director Nominees

Peter R. Porrino was Executive Vice President and Chief Financial Officer of XL Group Ltd from 2011 to 2017 before serving as Senior Advisor to the Chief Executive Officer at XL Group until 2018. Prior to joining XL Group, Mr. Porrino was the Global Insurance Industry Leader at Ernst & Young LLP from 1999 through 2011, where he was responsible for Ernst & Young’s Americas and Global insurance industry practices and served as the lead partner on Ernst & Young’s largest insurance account until his departure. Before Ernst & Young, Mr. Porrino served as President and Chief Executive Officer of Consolidated International Group and as Chief Financial Officer and Chief Operating Officer of Zurich Re Centre, a subsidiary of Zurich Insurance Group focused on property and casualty reinsurance.

Amy L. Schioldager was previously Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc. from 2006 to 2017, where she was responsible for managing the Index Equity business across seven global offices. During her more than 25 years at BlackRock, Ms. Schioldager held various other leadership positions and also served as a member of the Global Executive Committee from 2012 to 2017 and Vice Chair of the Corporate Governance committee from 2008 to 2015. She also founded and led BlackRock’s Women’s Initiative.

Therese M. Vaughan has been the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University since 2017 after serving as the Dean of the College of Business and Public Administration since 2014. From 2009 to 2012, she was the Chief Executive Officer of the National Association of Insurance Commissioners (NAIC), where she also served as a member of the Executive Committee of the International Association of Insurance Supervisors and the steering committee for the U.S./E.U. Insurance Dialogue Project. In 2012, she chaired the Joint Forum, a Basel, Switzerland-based group of banking, insurance, and securities supervisors. Additionally, Ms. Vaughan was the first female Insurance Commissioner for the State of Iowa, a role which she held for over ten years.

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American International Group, Inc. (AIG) is a leading global insurance organization. Building on 100 years of experience, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

FOR IMMEDIATE RELEASE

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

Important Additional Information

AIG, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from AIG’s shareholders in connection with AIG’s 2019 Annual Meeting of Shareholders. Information regarding the names of AIG’s directors and executive officers is set forth in AIG’s proxy statement for the 2018 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2018 and, with respect to directors and executive officers appointed following such date, in certain of AIG’s other filings made with the SEC subsequent to the date of such proxy statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other related materials (if any) in connection with the 2019 Annual Meeting of Shareholders to be filed with the SEC when they become available.

AIG intends to file a definitive proxy statement and proxy card and other related materials with the SEC in connection with the solicitation of proxies. COMPANY SHAREHOLDERS AND OTHER INVESTORS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND PROXY CARD AND SUCH OTHER RELATED MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

These documents, including any proxy statement (and amendments or supplements thereto) and other related materials filed by AIG with the SEC, will be available for no charge at the SEC’s website at www.sec.gov and at AIG’s website at www.aig.com. Copies may also be obtained by contacting AIG by mail at 175 Water Street, New York, New York 10038, Attention: Investor Relations or by telephone at 212-770-6293.

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